KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD IN NORTH AMERICA

CRANBURY, NEW JERSEY – November 15, 2010 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide products sold in North America.

Effective January 1, 2011, or as permitted by contract, prices for all KronosTM titanium dioxide products sold in North America will be increased by US$0.10 per pound (or equivalent in other currencies).

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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